Exhibit 99.1

For Immediate Release

MRI Interventions, Inc. Reports 79% Revenue Increase and Record Treatments in
Second Quarter 2017

Transformative financing completed during the quarter

IRVINE, CA, August 1, 2017 – MRI Interventions, Inc. (OTCQB: MRIC) (the “Company”) today announced financial results for the second quarter ended June 30, 2017.

2017 Second Quarter and Recent Highlights

•	Total revenue increased 79% to $2.0 million, from $1.1 million in the same period of 2016;
•	Gross margin increased to 60%, compared with 53% in the same period of 2016;
•	Cash used to fund operations decreased 35%, compared with the same period 2016, to $1.1 million as a result of continued expense control and operating leverage;
•	Completed a quarterly record of 162 procedures using the ClearPoint® Neuro Navigational System, the ninth consecutive quarter growth in procedure volume;
•	Completed three ClearPoint systems sales, and initiated two new systems evaluations;
•	Grew the install base to 50 accounts in the U.S.;
•	Commenced research and development efforts with partners toward the development of new therapeutic applications for intra-cranial hemorrhage and pancreatic cancer;
•	Completed transformative financing raising gross proceeds of $13.25 million, before commissions and expenses, to fund ongoing operations; and
•	Augmented the industry expertise of the Board of Directors through the appointment of healthcare veteran John Fletcher as an independent director.

Frank Grillo, President and Chief Executive Officer of MRI Interventions, Inc., said “We continue to drive adoption of the ClearPoint System through both increased utilization at existing sites and the addition of new sites. We completed 162 procedures in the second quarter, our ninth consecutive quarter of record patient procedures, completed three systems sales, and continued to grow our user base with two new evaluation sites. This strong execution resulted in a 79% increase in total revenue over the same period in 2016. This revenue growth combined with our ongoing focus on prudent expense control drove a 35% reduction in cash used in operations compared with the prior year second quarter. We also have a strong new account pipeline and remain focused on expanding our market penetration across a number of growing treatment applications where ClearPoint offers compelling benefits to both surgeons and patients.

“Also during the quarter, we completed a private placement resulting in gross proceeds of $13.25 million before commissions and offering expenses. We believe this offering will fund the Company to cash flow break-even results, as well as support the commercialization work to enter two new markets with new therapies. We have commenced work under our joint development agreement with the Mayo Clinic for the treatment of intra-cranial hemorrhagic stroke, and under our co-development agreement with Acoustic MedSystems for the treatment of nonresectable pancreatic cancer tumors. We are very pleased with the results this quarter and remain excited about the future of the Company.”

Financial Results – Quarter Ended June 30, 2017

Total revenues were $2.0 million for the three months ended June 30, 2017, an increase of $872,000, or 79%, compared with $1.1 million for the same period in 2016. This increase was due primarily to an increase in the Company’s disposable and reusable product sales.

ClearPoint disposable product sales increased $403,000, or 39%, to $1.4 million for the three months ended June 30, 2017, compared with $1.0 million for the same period in 2016. This growth in disposable sales reflected a record 162 ClearPoint procedures performed in the 2017 second quarter.

ClearPoint reusable product sales were $457,000 for the three months ended June 30, 2017, compared with $39,000 for the same period in 2016. Reusable products consist primarily of computer hardware and software bearing sales prices that are appreciably higher than those for disposable products and historically have fluctuated from period to period.

Gross margin for the three months ended June 30, 2017 was 60%, compared to gross margin of 53% for the same period in 2016. The increase in gross margin primarily reflected greater production efficiencies achieved during the three months ended June 30, 2017 due to higher sales and production volumes relative to the same period in 2016.

Research and development costs were $1.1 million during the three months ended June 30, 2017, compared to $750,000 during the same period in 2016, an increase of $334,000, or 45%. The increase was due to upfront payments aggregating $522,000, the majority of which was in the form of shares of the Company’s common stock, required under the previously announced development agreements entered into in April 2017 with the Mayo Clinic and Acoustic MedSystems, Inc. These payments were partially offset by reductions in software development and compensation expenses.

Selling, general and administrative expenses remained stable at $1.9 million during the three months ended June 30, 2017 and 2016.

The Company’s operating loss for the three months ended June 30, 2017 declined $233,000, or 11%, to $1.8 million, as compared with $2.1 million for the same period in 2016.

In April 2016, the Company recorded a debt restructuring gain of $941,000 resulting from the restructuring of a note payable to Brainlab AG (“Brainlab”). In June 2016, the Company recorded a debt restructuring loss of $820,000 resulting from amendments (the “Amendments”) to: (a) the note payable to Brainlab; and (b) two of the 2014 junior secured notes payable (the “2014 Notes”). The Amendments provided for the conversion into equity of an aggregate of $2.0 million principal amount of the notes in the event the Company were to have completed a qualified public offering as defined in the Amendments.

During the three months ended June 30, 2017 and 2016, the Company recorded gains of $31,000 and $264,000, respectively, resulting from changes in the fair value of derivative liabilities. For the three months ended June 30, 2017, such derivative liabilities related to: (a) the issuance of warrants in connection with 2012 and 2013 private placement transactions; and (b) the amendment entered in with Brainlab in June 2016 as described above. For the three months ended June 30, 2016, derivative liabilities also included those certain June 2016 amendments to the 2014 Notes.

Net interest expense during the three months ended June 30, 2017 and 2016 was $213,000 and $251,000, respectively, a decrease of $39,000, or 15%. This decrease was due to the reduction of principal balances of the note payable to Brainlab, resulting from the restructuring of that note, and to the 2014 Notes resulting from the conversion into equity of an aggregate $1.75 million principal balance of those notes entered into in August 2016 in connection with the Company’s private offering of equity units in September 2016.

Reflecting the effects of these non-operational items, net loss for the three months ended June 30, 2017 was $2.0 million, as compared with $1.8 million for the same period in 2016.

Financial Results – Six Months Ended June 30, 2017

Total revenues were $4.0 million for the six months ended June 30, 2017, an increase of $1.5 million, or 59%, compared with $2.5 million for the same period in 2016. This increase was due primarily to an increase in the Company’s disposable and reusable product sales.

ClearPoint disposable product sales increased $965,000, or 45%, to $3.1 million for the six months ended June 30, 2017, compared with $2.1 million for the same period in 2016. This growth in disposable sales reflected a record 308 ClearPoint procedures performed during the six months ended June 30, 2017. ClearPoint reusable product sales were $765,000 for the six months ended June 30, 2017, compared with $301,000 for the same period in 2016.

Gross margin for the six months ended June 30, 2017 was 61%, compared to gross margin of 51% for the same period in 2016.

Research and development costs were $1.6 million during the six months ended June 30, 2017, compared to $1.4 million during the same period in 2016, an increase of $235,000, or 17%. The increase was due to the upfront payments required under the previously announced development agreements entered into in April 2017 with the Mayo Clinic and Acoustic MedSystems, Inc. described above, which were partially offset by reductions in software development and compensation expenses.

Selling, general and administrative expenses slightly increased to $4.0 million during the six months ended June 30, 2017, compared to $3.9 million for the same period in 2016.

The Company’s operating loss for the six months ended June 30, 2017 declined $813,000, or 20%, to $3.2 million, as compared with $4.0 million for the same period in 2016.

During the six months ended June 30, 2016, the Company recorded a net gain from debt restructuring of $121,000, arising from the restructuring of note payable to Brainlab and the 2014 Notes described above.

During the six months ended June 30, 2017 and 2016, the Company recorded a loss of $62,000 and a gain of $424,000, respectively, resulting from changes in the fair value of the derivative liabilities existing at those respective dates as described above.

Net interest expense during the six months ended June 30, 2017 and 2016 was $426,000 and $596,000, respectively, a decrease of $171,000, or 29%. This decrease was due to the reduction of principal balances as described above.

Reflecting the effects of these non-operational items, net loss for the six months ended June 30, 2017 was $3.7 million, as compared with $3.8 million for the same period in 2016.

Private Placement

As previously announced, on May 26, 2017, the Company completed a private placement of equity units, which resulted in gross proceeds of $13.25 million, before deducting placement agents’ fees and offering expenses.

Reverse Stock Split

As previously announced, on July 21, 2016, the Company’s Board of Directors approved a 1-for-40 reverse stock split of its issued common stock, which was effectuated on July 26, 2016. All disclosure of common shares and per share data in the accompanying condensed consolidated financial statements have been adjusted retroactively to reflect the reverse stock split for all periods presented.

Conference Call and Webcast

Investors and analysts are invited to listen to a live broadcast review of the Company’s 2017 second quarter financial results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) that may be accessed by visiting the Company’s website at www.mriinterventions.com and selecting “Investors” / “News” / “IR Calendar.” The conference call may also be accessed at http://mriinterventions.equisolvewebcast.com/q2-2017. Investors and analysts who would like to participate in the conference call may do so via telephone at (877) 407-9034, or at (201) 493-6737 if calling from outside the U.S. or Canada.

For those who cannot access the live broadcast, a replay will be available shortly after the completion of the call until August 8, 2017 by calling (877) 660-6853, or (201) 612-7415 if calling from outside the U.S. or Canada, and then entering conference I.D. number 413671. An online archive of the broadcast will be available on the Company’s website at www.mriinterventions.com, on the “Investor Relations” page.

About MRI Interventions, Inc.

Building on the imaging power of magnetic resonance imaging (“MRI”), MRI Interventions is creating innovative platforms for performing the next generation of minimally invasive surgical procedures in the brain. The ClearPoint Neuro Navigation System, which has received 510(k) clearance and is CE marked, utilizes a hospital’s existing diagnostic or intraoperative MRI suite to enable a range of minimally invasive procedures in the brain. For more information, please visit www.mriinterventions.com.

Forward-Looking Statements

Statements herein concerning the Company’s plans, growth and strategies may include forward-looking statements within the context of the federal securities laws. Statements regarding the Company’s future events, developments and future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Uncertainties and risks may cause the Company’s actual results to differ materially from those expressed in or implied by forward-looking statements. Particular uncertainties and risks include those relating to: future revenues from sales of the Company’s ClearPoint Neuro Navigation System products; the Company’s ability to market, commercialize and achieve broader market acceptance for the Company’s ClearPoint Neuro Navigation System products; and estimates regarding the sufficiency of the Company’s cash resources. More detailed information on these and additional factors that could affect the Company’s actual results are described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which has been filed with the Securities and Exchange Commission, as well as the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which will be filed with the Securities and Exchange Commission on or before August 15, 2017.

Contact:	Harold A. Hurwitz, Chief Financial Officer (949) 900-6833 Matt Kreps, Darrow Associates Investor Relations (512) 696-6401; mkreps@darrowir.com

(tables follow)

MRI INTERVENTIONS, INC.
Condensed Consolidated Statements of Operations

(Unaudited)

	For The Three Months Ended June 30,
	2017	2016
Revenues:
Product revenues	$1,892,638	$1,066,551
Other service revenues	83,367	37,330
Total revenues	1,976,005	1,103,881
Cost of product revenues	798,498	520,987
Research and development costs	1,084,202	749,942
Selling, general, and administrative expenses	1,915,601	1,888,056
Operating loss	(1,822,296)	(2,055,104)
Other income (expense):
Gain on change in fair value of derivative liabilities	31,307	263,927
Gain from debt restructuring	—	121,224
Other income, net	(715)	139,239
Interest expense, net	(212,709)	(251,250)
Net loss	$(2,004,413)	$(1,781,964)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.32)	$(0.90)
Weighted average shares outstanding:
Basic and diluted	6,315,759	1,971,071

MRI INTERVENTIONS, INC.
Condensed Consolidated Statement of Operations

(Unaudited)

	For The Six Months Ended June 30,
	2017	2016
Revenues:
Product revenues	$3,814,853	$2,432,705
Other service revenues	168,224	65,311
Total revenues	3,983,077	2,498,016
Cost of product revenues	1,550,962	1,217,533
Research and development costs	1,641,901	1,407,134
Selling, general, and administrative expenses	3,966,130	3,862,305
Operating loss	(3,175,916)	(3,988,956)
Other income (expense):
Gain (loss) from change in fair value of derivative liabilities	(61,739)	424,045
Gain from debt restructuring	—	121,224
Other income, net	3,412	214,380
Interest expense, net	(425,908)	(596,475)
Net loss	$(3,660,151)	$(3,825,782)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.74)	$(1.66)
Weighted average shares outstanding:
Basic and diluted	4,976,337	2,309,537

MRI INTERVENTIONS, INC.
Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$12,740,583	$3,315,774
Accounts receivable	750,761	865,943
Inventory, net	1,891,692	1,768,382
Prepaid expenses and other current assets	270,481	134,996
Total current assets	15,653,517	6,085,095
Property and equipment, net	298,062	328,249
Software license inventory	889,400	976,900
Other assets	10,640	10,641
Total assets	$16,851,619	$7,400,885

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,022,787	$1,546,926
Accrued compensation	680,036	666,060
Other accrued liabilities	619,827	450,424
Derivative liabilities	182,253	131,173
Deferred product and service revenues	425,901	223,117
Total current liabilities	2,930,804	3,017,700
Accrued interest	700,000	647,500
Senior secured note payable	2,000,000	2,000,000
2014 junior secured notes payable, net of unamortized discount and deferred issuance costs of $140,602 and $180,774 at June 30, 2017 and December 31, 2016, respectively	858,599	1,794,226
2010 junior secured notes payable, net of unamortized discount of $2,141,401 and $2,302,472 at June 30, 2017 and December 31, 2016, respectively	1,834,398	697,528
Total liabilities	8,323,801	8,156,954
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.01 par value; 25,000,000 shares authorized at June 30, 2017 and December 31, 2016; none issued and outstanding at June 30, 2017 and December 31, 2016	—	—
Common stock, $0.01 par value; 200,000,000 shares authorized; 10,339,210 shares issued and outstanding at June 30, 2017; and 3,622,032 issued and outstanding at December 31, 2016	103,391	36,220
Additional paid-in capital	105,953,342	93,076,475
Accumulated deficit	(97,528,915)	(93,868,764)
Total stockholders’ equity (deficit)	8,527,818	(756,069)
Total liabilities and stockholders’ equity (deficit)	$16,851,619	$7,400,885

MRI INTERVENTIONS, INC.
Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For The Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(3,660,151)	$(3,825,782)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	65,824	88,678
Share-based compensation	429,026	498,881
Expenses paid through the issuance of common stock	502,032	230,397
(Gain) loss from change in fair value of derivative liabilities	61,739	(424,045)
Amortization of debt issuance costs and original issue discounts	201,243	234,943
Loss from retirement of fixed assets	—	1,689
Gain from debt restructuring	—	(121,224)
Increase (decrease) in cash resulting from changes in:
Accounts receivable	115,182	448,320
Inventory	(68,312)	51,483
Prepaid expenses and other current assets	(135,485)	(161,552)
Other assets	—	(227,570)
Accounts payable and accrued expenses	(129,435)	(193,063)
Deferred revenue	202,784	106,628
Net cash flows from operating activities	(2,415,553)	(3,292,217)
Cash flows from investing activities:
Purchases of property and equipment	(3,134)	(100,324)
Net cash flows from investing activities	(3,134)	(100,324)
Cash flows from financing activities:
Proceeds from private equity offering	13,250,000	—
Offering costs	(1,406,504)	—
Net cash flows from financing activities	11,843,496	—
Net change in cash and cash equivalents	9.424.809	(3,392,541)
Cash and cash equivalents, beginning of period	3,315,774	5,408,523
Cash and cash equivalents, end of period	$12,740,583	$2,015,982

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for:
Income taxes	$—	$—
Interest	$146,611	$739,323